SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                 April 15, 1998



                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



                          Delaware 000-23699 52-1837515
               (State of Incorporation) (Commission File Number)
                       (IRS Employer Identification No.)




                                2092 Gaither Road
                            Rockville, Maryland 20850
               (Address of principal executive offices) (Zip Code)



                                 (301) 296-2300
                         (Registrant's telephone number)


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Item 5.  Other Events.

         On April 16, 1998, Visual Networks, Inc. ("Visual") and Net2Net Corporation ("Net2Net") announced that they have entered into an Agreement and Plan of Merger dated as of April 15, 1998 (the "Merger Agreement"), pursuant to which Visual Acquisitions, Inc., a wholly-owned subsidiary of Visual, will merge with and into Net2Net (the "Merger").

         Under the terms of the Merger Agreement, all outstanding shares of Net2Net capital stock and all shares of Net2Net common stock reserved for issuance upon the exercise of all outstanding Net2Net options and warrants will be exchanged for an aggregate of 2,250,000 shares of Visual common stock. In addition, outstanding Net2Net stock options will be assumed by Visual (adjusted for the exchange ratio). Finally, upon the consummation of the Merger, Net2Net will become a wholly-owned subsidiary of Visual. The transaction will be accounted for as a pooling of interests. The Merger, which is expected to be consummated in May 1998, is subject to customary closing conditions and the approval of the shareholders of Net2Net.

         Visual issued a press release announcing the Merger on April 16, 1998, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits.

             99.1 Press release of Visual Networks, Inc., dated April 16, 1998.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 20, 1998                              Visual Networks, Inc.



                                           s/ Scott E. Stouffer
                                 By:       Scott E. Stouffer
                                 Title:    President and Chief Executive Officer




















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                                  EXHIBIT INDEX


         99.1     Press release of Visual Networks, Inc., dated April 16, 1998.




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                           EXHIBIT 99.1 PRESS RELEASE
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